UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

CELCUITY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	82- 2863566
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

16305 36th Avenue North; Suite 450
Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

Celcuity Inc. 2017 Stock Incentive Plan

Celcuity Inc. 2017 Employee Stock Purchase Plan

Celcuity Inc. 2012 Equity Incentive Plan

(Full Titles of the Plans)

Brian F. Sullivan
Chief Executive Officer
16305 36th Avenue N., Suite 450
Minneapolis, MN 55446
(763) 392-0767

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ryan C. Brauer

Eric O. Madson

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Fax: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

 CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock issuable under the Registrant’s 2017 Stock Incentive Plan	750,000	$16.06	$12,045,000	1,500
Common Stock issuable under the Registrant’s 2017 Employee Stock Purchase Plan	100,000	$16.06	$1,606,000	$200
Common Stock issuable under the Registrant’s 2012 Equity Incentive Plan	452,687	$16.06	$7,270,153	$905
Total	1,302,687	—	$20,921,153	$2,605

(1)	Pursuant to Rule 416 under the Securities Act of 1933, there is also being registered hereunder an indeterminate number of additional securities that may become issuable pursuant to antidilution provisions of the plans covered by this Registration Statement.
(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on October 19, 2017, as quoted on the Nasdaq Capital Market.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants in the Celcuity Inc. 2017 Stock Incentive Plan, Celcuity Inc. 2017 Employee Stock Purchase Plan, and the Celcuity Inc. 2012 Equity Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Celcuity Inc. (the “Company”) hereby incorporates by reference into this registration statement the following documents and information previously filed with the Commission:

•	The Company’s Registration Statement on Form S-1 (File No. 333-220128), as originally filed on August 23, 2017, including any amendments or supplements thereto;
•	The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form 8-A, dated September 15, 2017 (Commission File No. 001-38207), including any amendments or supplements thereto; and
•	The Company’s Current Report on Form 8-K filed on September 25, 2017.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Company’s certificate of incorporation contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s certificate of incorporation and its bylaws require the Company to indemnify its directors and officers to the maximum extent not prohibited by the Delaware General Corporation Law and allow the Company to indemnify other employees and agents as set forth in the Delaware General Corporation Law. Subject to certain limitations, the Company’s bylaws also require it to advance expenses incurred by its directors and officers for the defense of any action for which indemnification is required or permitted.

The Company has also entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide, among other things, that the Company will indemnify its directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of the Company or in connection with service at the Company’s request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Boulay PLLP
23.2	Consent of Fredrikson & Bryon, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
99.1*	Celcuity Inc. 2017 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on September 12, 2017 (File No. 333-220128))
99.2*	Celcuity Inc. 2017 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed on September 12, 2017 (File No. 333-220128))
99.3*	Celcuity LLC 2012 Equity Incentive Plan, as amended by First Amendment (incorporated herein by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on August 23, 2017 (File No. 333-220128))

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 25, 2017.

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Celcuity Inc. hereby appoint Brian F. Sullivan as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian F. Sullivan	Chief Executive Officer (Principal Executive Officer),	October 25, 2017
Brian F. Sullivan	Director and Chairman

/s/ Vicky Hahne	Chief Financial Officer (Principal Financial	October 25, 2017
Vicky Hahne	and Accounting Officer)

/s/ Lance G. Laing	Chief Science Officer, Vice President and	October 25, 2017
Lance G. Laing	Secretary, and Director

/s/ Maureen Cronin	Director	October 25, 2017
Maureen Cronin

/s/ David F. Dalvey	Director	October 25, 2017
David F. Dalvey

/s/ Richard J. Nigon	Director	October 25, 2017
Richard J. Nigon

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Boulay PLLP
23.2	Consent of Fredrikson & Bryon, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
99.1*	Celcuity Inc. 2017 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on September 12, 2017 (File No. 333-220128))
99.2*	Celcuity Inc. 2017 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed on September 12, 2017 (File No. 333-220128))
99.3*	Celcuity LLC 2012 Equity Incentive Plan, as amended by First Amendment (incorporated herein by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on August 23, 2017 (File No. 333-220128))